AMENDMENT TO TRANSFER AGENCY AND SERVICE AGREEMENT

This Amendment, effective as of June 20, 2024 (the “Amendment”), is entered into by and between State Street Bank and Trust Company, a Massachusetts trust company (“State Street” or the “Transfer Agent”), and each American Century investment company set forth on Schedule A attached hereto, severally and not jointly (each such investment company, shall hereinafter be referred to as the "Trust'').
WHEREAS, the Transfer Agent and the Trust entered into a Transfer Agency and Service Agreement dated as of January 9, 2018 (the “Agreement”); and
WHEREAS, the parties hereto wish to amend the Agreement as set forth below.
NOW THEREFORE, in consideration of the mutual agreements herein contained, the parties agree as follows:
1.Schedule A to the Transfer Agency and Service Agreement is hereby deleted in its entirety and replaced with the Appendix A attached hereto as Exhibit A.
2.The Trust hereby confirms, as of the date set forth above, its representations and warranties set forth in the Agreement.
3.The Transfer Agent and the Trust hereby agree to be bound by all of the terms, provisions, covenants, and obligations set forth in the Agreement.
4.Except as specifically amended hereby, all other terms and conditions of the Agreement shall remain in full force and effect.
5.This Amendment may be executed in several counterparts, each of which shall be deemed to be an original, and all such counterparts taken together shall constitute one and the same instrument. Counterparts may be executed in either original or electronically transmitted form (e.g., faxes or emailed portable document format (PDF) form), and the parties hereby adopt as original any signatures received via electronically transmitted form.
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Information Classification: Limited Access

IN WITNESS WHEREOF, each of the undersigned has caused this Amendment to be executed in its name and on its behalf by a duly authorized officer as of the date set forth above.

EACH OF THE ENTITIES LISTED ON EXHIBIT A ATTACHED HERETO

By: /s/ Patrick Bannigan

Name: Patrick Bannigan

Title: President

STATE STREET BANK AND TRUST COMPANY

By: /s/ Scott Shirrell

Name: Scott Shirrell

Title:    Managing Director

EXHIBIT A

SCHEDULE A TO
TRANSFER AGENCY AND SERVICE AGREEMENT

American Century ETF Trust - American Century California Municipal Bond ETF
American Century ETF Trust - American Century Diversified Corporate Bond ETF
American Century ETF Trust - American Century Diversified Municipal Bond ETF
American Century ETF Trust – American Century Emerging Markets Bond ETF
American Century ETF Trust - American Century Focused Dynamic Growth ETF
American Century ETF Trust - American Century Focused Large Cap Value ETF
American Century ETF Trust – American Century Low Volatility ETF
American Century ETF Trust - American Century Mid Cap Growth Impact ETF
American Century ETF Trust – American Century Multisector Floating Income ETF
American Century ETF Trust - American Century Multisector Income ETF
American Century ETF Trust - American Century Quality Convertible Securities ETF
American Century ETF Trust - American Century Quality Diversified International ETF
American Century ETF Trust - American Century Quality Preferred ETF
American Century ETF Trust – American Century Select High Yield ETF
American Century ETF Trust – American Century Short Duration Strategic Income ETF
American Century ETF Trust - American Century STOXX U.S. Quality Growth ETF
American Century ETF Trust - American Century STOXX U.S. Quality Value ETF
American Century ETF Trust - American Century Sustainable Equity ETF
American Century ETF Trust - American Century Sustainable Growth ETF
American Century ETF Trust – Avantis All Equity Markets ETF
American Century ETF Trust – Avantis All Equity Markets Value ETF
American Century ETF Trust – Avantis All International Markets Equity ETF
American Century ETF Trust – Avantis All International Markets Value ETF
American Century ETF Trust - Avantis Core Fixed Income ETF
American Century ETF Trust - Avantis Core Municipal Fixed Income ETF
American Century ETF Trust – Avantis Credit ETF
American Century ETF Trust - Avantis Emerging Markets Equity ETF
American Century ETF Trust – Avantis Emerging Markets ex-China Equity ETF
American Century ETF Trust – Avantis Emerging Markets Small Cap Equity ETF
American Century ETF Trust - Avantis Emerging Markets Value ETF
American Century ETF Trust – Avantis Inflation Focused Equity ETF
American Century ETF Trust - Avantis International Equity ETF
American Century ETF Trust - Avantis International Large Cap Value ETF
American Century ETF Trust - Avantis International Small Cap Equity ETF
American Century ETF Trust - Avantis International Small Cap Value ETF
American Century ETF Trust - Avantis Moderate Allocation ETF
American Century ETF Trust - Avantis Real Estate ETF
American Century ETF Trust – Avantis Responsible Emerging Markets Equity ETF
American Century ETF Trust – Avantis Responsible International Equity ETF
American Century ETF Trust – Avantis Responsible U.S. Equity ETF
American Century ETF Trust – Avantis Short-Term Fixed Income ETF
American Century ETF Trust - Avantis U.S. Equity ETF
American Century ETF Trust - Avantis U.S. Large Cap Equity ETF
American Century ETF Trust - Avantis U.S. Large Cap Value ETF
American Century ETF Trust – Avantis U.S. Mid Cap Equity ETF
American Century ETF Trust – Avantis U.S. Mid Cap Value ETF
American Century ETF Trust - Avantis U.S. Small Cap Equity ETF
American Century ETF Trust - Avantis U.S. Small Cap Value ETF

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